                                                                Exhibit 23



                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonemployee Directors' Stock Retainer Plan of Caliber System, Inc. of our reports dated January 23, 1996, with respect to the consolidated financial statements of Caliber System, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Akron, Ohio
May 6, 1996